Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2017, in the Post-Effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-215908) and related Prospectus of Azul S.A. dated April 10, 2017.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

São Paulo, Brazil

April 10, 2017